SUBSCRIPTION AGREEMENT

DESTINY GSG INC.

a California corporation

10,000,000 Shares of Common Stock at $0.10 per Share

Minimum Investment: $1,000.00 | Maximum Offering Amount: $1,000,000.00

Offered pursuant to Regulation A, Tier 2, under the Securities Act of 1933, as amended

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY REGULATION A PROMULGATED UNDER SECTION 3(b) OF THE SECURITIES ACT. AN OFFERING STATEMENT ON FORM 1-A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"). THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

NO ESCROW ACCOUNT HAS BEEN ESTABLISHED FOR THIS OFFERING. SUBSCRIPTION FUNDS WILL BE DELIVERED DIRECTLY TO THE COMPANY AND, UPON ACCEPTANCE OF A SUBSCRIPTION, WILL BE AVAILABLE FOR IMMEDIATE USE BY THE COMPANY. THERE IS NO MINIMUM OFFERING AMOUNT AND NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD. SUBSCRIBERS WHOSE SUBSCRIPTIONS ARE ACCEPTED HAVE NO RIGHT TO A RETURN OF THEIR FUNDS.

INSTRUCTIONS TO SUBSCRIBERS

(a) Read the Offering Circular in its entirety, including the section entitled "Risk Factors," before completing this Subscription Agreement.

(b) Complete, date and execute the applicable signature page in Section 12 and the Investor Certification in Section 13.

(c) Deliver the executed Subscription Agreement, together with payment of the full subscription price, to the Company at the address set forth in Section 2.3. Checks shall be made payable to "Destiny GSG Inc."

(d) Retain a copy of the completed Subscription Agreement for your records. The Company will notify you in writing or electronically whether your subscription has been accepted or rejected.

ARTICLE 1 -- SUBSCRIPTION

1.1	Subscription. The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase from Destiny GSG Inc., a California corporation (the "Company"), the number of shares of the Company's common stock, par value $0.0001 per share (the "Shares"), set forth on the signature page hereto, at a purchase price of $0.10 per Share (the "Purchase Price"), on the terms and subject to the conditions set forth in this Subscription Agreement (this "Agreement") and in the Company's Offering Circular forming part of the offering statement on Form 1-A qualified by the Commission (as supplemented or amended from time to time, the "Offering Circular").
1.2	Minimum Investment. The minimum subscription that will be accepted from any Subscriber is $1,000.00, representing 10,000 Shares (the "Minimum Subscription"). The Company reserves the unqualified discretionary right to accept a subscription in an amount less than the Minimum Subscription.
1.3	Maximum Offering. The aggregate offering amount is $1,000,000.00, representing 10,000,000 Shares. The Company will not accept subscriptions in excess of the aggregate offering amount. The Shares are offered on a "best efforts" basis. There is no minimum offering amount and no minimum number of Shares that must be sold as a condition to any closing.
1.4	Irrevocability. The Subscriber acknowledges that this subscription constitutes a binding offer to purchase the Shares subscribed for, and agrees that the Subscriber shall hold such offer open until the earlier of (a) acceptance or rejection of the subscription by the Company and (b) the termination of the offering, and may not withdraw or revoke this subscription in whole or in part prior thereto, except as may be required by applicable law.

ARTICLE 2 -- PAYMENT AND DELIVERY

2.1	Payment. Concurrently with the delivery of this Agreement, the Subscriber shall deliver to the Company the full amount of the Purchase Price for the Shares subscribed for, in immediately available funds, by check, wire transfer, credit or debit card, or ACH, in a form acceptable to the Company.
2.2	No Escrow. No escrow agent has been engaged in connection with the offering. Subscription funds will be delivered directly to the Company and will not be held in escrow. Upon acceptance of a subscription, funds will be available for immediate use by the Company in accordance with the section of the Offering Circular entitled "Use of Proceeds to Issuer."
2.3	Delivery. This Agreement, together with payment of the Purchase Price, shall be delivered to: LEE Hok Nin, Destiny GSG Inc., 1968 S. Coast Hwy, #2854, Laguna Beach, California 92651, Telephone: (917) 985 7989. Checks shall be made payable to "Destiny GSG Inc."
2.4	Clearance of Funds. Funds delivered by the Subscriber shall be counted toward the offering only if and when they have cleared the banking system and represent immediately available funds held by the Company prior to the termination of the offering period or, if extended, the extended offering period.

ARTICLE 3 -- ACCEPTANCE, REJECTION AND CLOSING

3.1	Acceptance or Rejection. The Company reserves the unqualified discretionary right to accept or reject any subscription, in whole or in part, for any reason or for no reason, including if the Company determines in its sole and absolute discretion that the Subscriber is not a "qualified purchaser" for purposes of Regulation A. This Agreement shall become binding upon the Company only upon acceptance by the Company as evidenced by execution of the acceptance block in Section 12.4.
3.2	Effectiveness of Acceptance. The Company's acceptance of a subscription shall be effective when an authorized representative of the Company issues to the Subscriber written or electronic notification that the subscription has been accepted.
3.3	Rejected Subscriptions. If a subscription is rejected in whole or in part, the Company shall return the subscription payment, or the rejected portion thereof, to the Subscriber without interest and without deduction, promptly following such rejection. Pending acceptance or rejection, the Subscriber shall have no rights as a shareholder of the Company.
3.4	Closings. The Company will conduct one or more closings on a rolling basis as subscription funds are received and accepted. There is no minimum number of Shares that must be sold in order for funds to be released to the Company or for the offering to hold a closing.
3.5	Issuance of Shares. Upon acceptance of a subscription and receipt of cleared funds, the Company shall issue to the Subscriber the number of Shares subscribed for and accepted, which Shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable. The Company has not engaged a transfer agent or registrar. Until a transfer agent is engaged, the Shares will be recorded in the share register maintained by the Secretary of the Company, and the Company will deliver to the Subscriber a certificate or a written statement of holdings evidencing the Shares.

ARTICLE 4 -- INVESTOR ELIGIBILITY AND QUALIFIED PURCHASER STATUS

4.1	Qualified Purchaser. The Subscriber represents and warrants that the Subscriber is a "qualified purchaser" within the meaning of Regulation A, being either (a) an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act, or (b) a person whose aggregate purchase price for the Shares does not exceed ten percent (10%) of the greater of the Subscriber's annual income or net worth (for natural persons, excluding the value of the Subscriber's primary residence), or ten percent (10%) of the greater of the Subscriber's annual revenue or net assets at fiscal year end (for non-natural persons), in each case calculated in accordance with Rule 251(d)(2)(i)(C) of Regulation A.
4.2	Fiduciary Accounts. In the case of a subscription for a fiduciary account, including a Keogh Plan, individual retirement account or qualified pension or profit sharing plan or trust, the eligibility standards set forth in Section 4.1 must be satisfied by the fiduciary account, by the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares.
4.3	Suitability. The Subscriber represents that the Subscriber (a) is purchasing the Shares for the Subscriber's own account and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act, and (b) has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Shares without outside assistance, or that the Subscriber together with the Subscriber's purchaser representative has such knowledge and experience.
4.4	State Standards. The Subscriber acknowledges that investor suitability standards in certain states may be higher than those described in the Offering Circular and in this Agreement, and that satisfaction of the standards set forth herein does not necessarily mean that an investment in the Company is suitable for the Subscriber.

ARTICLE 5 -- REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

The Subscriber represents, warrants and covenants to the Company, as of the date hereof and as of the date of acceptance of this subscription, as follows:

5.1	Authority. The Subscriber has full legal capacity, power and authority to execute and deliver this Agreement and to perform the Subscriber's obligations hereunder. If the Subscriber is not a natural person, the Subscriber is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action. This Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.
5.2	Receipt and Review of Offering Circular. The Subscriber has received, read and understands the Offering Circular, including the section entitled "Risk Factors," and has had the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain any additional information that the Company possesses or could acquire without unreasonable effort or expense.
5.3	No Reliance. The Subscriber is relying solely upon the Offering Circular and the Subscriber's own independent investigation in making the decision to subscribe for the Shares. No person has been authorized to give any information or to make any representation concerning the Company other than as contained in the Offering Circular, and the Subscriber has not relied upon any such other information or representation. The Subscriber acknowledges that the Company, its officers, directors and counsel have not provided the Subscriber with investment, legal, financial, accounting or tax advice, and that the Subscriber has consulted such advisors as the Subscriber has deemed appropriate.
5.4	Risk of Loss. The Subscriber understands that an investment in the Shares involves a high degree of risk, including the risk of loss of the entire investment; that the Company has a limited operating history and has generated no revenue; that the Company's independent auditor's report contains an explanatory paragraph regarding the Company's ability to continue as a going concern; and that the Subscriber is able to bear the economic risk of the investment, including a complete loss thereof, for an indefinite period.
5.5	No Public Market. The Subscriber understands that there is no established public trading market for the Shares, that the Company's Shares are not listed on any securities exchange, that the Company intends but is not obligated to seek quotation of the Shares on the OTCQB tier of the OTC Markets, that no assurance can be given that such quotation will be obtained, and that the Subscriber may be unable to liquidate the investment.
5.6	Dilution and Control. The Subscriber understands that the Company has 50,000,000 shares of common stock outstanding prior to the offering, all of which are held by a single shareholder; that up to 60,000,000 shares will be outstanding upon completion of the maximum offering; that the Subscriber will experience immediate and substantial dilution; and that the Subscriber will not be able to influence the management of the Company through the voting power of the Shares.
5.7	Additional Issuances. The Subscriber understands that the Board of Directors of the Company may, in its sole discretion, issue Shares under the offering for cash, promissory notes, services and/or other consideration without notice to subscribers, and that the Company will receive no cash proceeds from Shares issued for services or in fulfillment of other agreements.
5.8	Transfer Restrictions. The Subscriber understands that the Shares purchased in the offering by a person who is not an affiliate of the Company will not be "restricted securities" within the meaning of Rule 144 under the Securities Act, but that Shares held by affiliates of the Company remain subject to Rule 144 on resale, and that the Company is not, and upon completion of the offering will not become, a reporting company under the Securities Exchange Act of 1934, as amended.
5.9	Accuracy of Information. All information that the Subscriber has furnished to the Company, including the information in the Investor Certification in Section 13, is true, correct and complete as of the date hereof, and the Subscriber shall immediately notify the Company of any change in any such information occurring prior to the acceptance of this subscription.
5.10	Anti-Money Laundering and OFAC. The Subscriber represents and warrants that the Subscriber is not, nor is the Subscriber acting as an agent, representative, intermediary or nominee for, any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of prohibited persons maintained under applicable law. The Subscriber has complied with all applicable United States laws, regulations, directives and executive orders relating to anti-money laundering, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act"). The Subscriber further represents that the funds tendered hereunder are not derived from, and this investment does not involve the proceeds of, any unlawful activity, and agrees to provide such documentation as the Company may reasonably request to verify the Subscriber's identity and the source of funds.
5.11	Non-United States Subscribers. If the Subscriber resides outside the United States, the Subscriber is solely responsible for observing the laws of any relevant territory or jurisdiction outside the United States in connection with the purchase of the Shares, including obtaining any required governmental or other consents and observing any other required legal or other formalities. The Company reserves the right to deny the purchase of the Shares by any foreign subscriber.
5.12	No Governmental Approval. The Subscriber understands that no federal or state agency has passed upon the merits or the fairness of the offering, has made any finding or determination as to the fairness of the terms of the offering for public investment, or has recommended or endorsed the Shares.

ARTICLE 6 -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Subscriber, as of the date of acceptance of this subscription, as follows:

6.1	Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, with corporate power and authority to own its properties and to conduct its business as described in the Offering Circular.
6.2	Authorization. The Company has full corporate power and authority to execute, deliver and perform this Agreement, and this Agreement, upon acceptance by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and by general principles of equity.
6.3	Valid Issuance. The Shares, when issued, delivered and paid for in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any restrictions on transfer other than restrictions arising under applicable securities laws and as described in the Offering Circular.
6.4	Qualification. The offering statement on Form 1-A of which the Offering Circular forms a part has been qualified by the Commission, and the Shares are being offered and sold in reliance upon the exemption from registration provided by Regulation A.

ARTICLE 7 -- INDEMNIFICATION

7.1	Indemnification by the Subscriber. The Subscriber agrees to indemnify and hold harmless the Company and its officers, directors, agents and affiliates from and against any and all loss, liability, claim, damage and expense (including reasonable attorneys' fees) arising out of or based upon any breach by the Subscriber of any representation, warranty, covenant or agreement made by the Subscriber in this Agreement or in any other document furnished by the Subscriber to the Company in connection with this subscription.
7.2	Survival. The representations, warranties, covenants and indemnities contained in this Agreement shall survive the acceptance of this subscription and the issuance of the Shares.
7.3	Securities Act Limitation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Nothing in this Agreement constitutes a waiver by the Subscriber of compliance with any provision of the federal securities laws or the rules and regulations thereunder.

ARTICLE 8 -- ELECTRONIC DELIVERY AND SIGNATURE

8.1	Electronic Delivery. The Subscriber consents to the delivery by the Company of the Offering Circular, any supplement or amendment thereto, notices of acceptance or rejection, and all other documents and communications relating to the offering and to the Subscriber's investment, by electronic transmission to the electronic mail address provided by the Subscriber on the signature page hereto. The Subscriber may withdraw this consent at any time by written notice to the Company.
8.2	Electronic and Typed Signatures. This Agreement may be executed and delivered by electronic transmission, and an electronic, facsimile or typed signature shall have the same force and effect as an original manual signature. The Subscriber and the Company each authenticate, acknowledge and adopt any typed signature appearing on this Agreement as such party's own signature.
8.3	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

ARTICLE 9 -- GOVERNING LAW AND FORUM

9.1	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its conflicts of law principles.
9.2	Forum. Except with respect to claims arising under the federal securities laws, each party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of California in respect of any dispute arising out of or relating to this Agreement or the offering, and irrevocably waives any objection to the laying of venue in such courts and any claim that any such proceeding has been brought in an inconvenient forum.
9.3	Federal Securities Claims. Section 9.2 does not apply to any claim arising under the Securities Act or the Securities Exchange Act of 1934, as amended. Section 22 of the Securities Act provides for concurrent jurisdiction of federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and Section 27 of the Exchange Act provides for exclusive federal jurisdiction over suits brought to enforce any duty or liability created by the Exchange Act. Nothing in this Agreement operates as a waiver of compliance with any provision of the federal securities laws or the rules and regulations thereunder.

ARTICLE 10 -- MISCELLANEOUS

10.1	Entire Agreement. This Agreement, together with the Offering Circular, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and communications, whether written or oral, relating thereto.
10.2	Amendment and Waiver. This Agreement may be amended, modified or waived only by a written instrument executed by the Company and the Subscriber. No failure or delay by either party in exercising any right hereunder shall operate as a waiver thereof.
10.3	Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned or transferred by the Subscriber without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.
10.4	Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, when sent by electronic mail to the address provided by the recipient, one business day after deposit with a nationally recognized overnight courier, or three business days after deposit in the United States mail, first class postage prepaid, in each case addressed to the Company at its principal executive office and to the Subscriber at the address set forth on the signature page hereto.
10.5	Severability. If any provision of this Agreement is held to be invalid or unenforceable, that provision shall be modified to the minimum extent necessary to render it enforceable, and the remaining provisions shall continue in full force and effect.
10.6	Headings. The headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any provision hereof.

ARTICLE 11 -- SUBSCRIPTION DETAILS

Number of Shares subscribed for: ______________________ Shares

Purchase Price ($0.10 per Share): $ ______________________

Form of payment (check one): [ ] Check [ ] Wire transfer [ ] ACH [ ] Credit or debit card

ARTICLE 12 -- EXECUTION

12.1	Individual Subscriber.

Signature of Subscriber

Print Name: ___________________________________________

Residence Address: ____________________________________

City / State / ZIP: ______________________________________

Country: _______________________________________________

Telephone: ____________________ Email: __________________

Social Security or Taxpayer Identification Number: ____________

Date: __________________________

12.2	Joint Subscriber (if applicable).

Signature of Joint Subscriber

Print Name: ___________________________________________

Social Security Number: _________________________________

Form of ownership: [ ] Joint Tenants with Right of Survivorship [ ] Tenants in Common [ ] Community Property

Date: __________________________

12.3	Entity Subscriber (if applicable).

Name of Entity: ________________________________________

Jurisdiction of Organization: ______________________________

Type of Entity: [ ] Corporation [ ] Limited Liability Company [ ] Partnership [ ] Trust [ ] Other: __________

Taxpayer Identification Number: ___________________________

Principal Address: ______________________________________

Telephone: ____________________ Email: __________________

Signature of Authorized Signatory

Print Name: ___________________________________________

Title: _________________________________________________

Date: __________________________

12.4	Acceptance by the Company.

The foregoing subscription is hereby accepted by Destiny GSG Inc. as to ______________ Shares for an aggregate purchase price of $______________.

DESTINY GSG INC.

By: LEE Hok Nin

Title: Director, Chief Executive Officer and Chief Financial Officer

Date of Acceptance: __________________________

ARTICLE 13 -- INVESTOR CERTIFICATION

The Subscriber certifies, under penalty of perjury, that the Subscriber has reviewed the categories below and that the applicable box or boxes have been checked accurately.

Part A -- Accredited Investor Status.

[ ]	The Subscriber is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act, by reason of one or more of the following (check all that apply):
[ ]	A natural person whose individual net worth, or joint net worth with that person's spouse or spousal equivalent, exceeds $1,000,000, excluding the value of the primary residence.
[ ]	A natural person with individual income in excess of $200,000, or joint income with that person's spouse or spousal equivalent in excess of $300,000, in each of the two most recent years, and a reasonable expectation of reaching the same income level in the current year.
[ ]	A natural person holding in good standing one of the professional certifications or credentials designated by the Commission as qualifying for accredited investor status.
[ ]	A corporation, partnership, limited liability company, trust or other entity, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.
[ ]	An entity in which all of the equity owners are accredited investors.
[ ]	Another category of accredited investor under Rule 501(a) (specify): ______________________________________

Part B -- Non-Accredited Investor Limitation.

[ ]	The Subscriber is not an accredited investor, and certifies that the aggregate purchase price paid for the Shares does not exceed ten percent (10%) of the greater of the Subscriber's annual income or net worth (for a natural person, excluding the value of the primary residence), or ten percent (10%) of the greater of the Subscriber's annual revenue or net assets at fiscal year end (for a non-natural person), calculated in accordance with Rule 251(d)(2)(i)(C) of Regulation A.

Part C -- Certification.

The Subscriber certifies that the foregoing is true and correct and acknowledges that the Company is relying upon the accuracy of these certifications in determining whether the Subscriber is a "qualified purchaser" and whether to accept this subscription.

Signature of Subscriber (or Authorized Signatory)

Print Name: ___________________________________________

Date: __________________________